Exhibit 99.1

Flotek Provides Strong 2025 Outlook in Connection with Announcing Robust First Quarter 2025 Revenue and Profit Growth
HOUSTON, May 6, 2025 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the quarter ended March 31, 2025. First quarter 2025 results were the strongest quarterly results in terms of revenue, gross profit, net income and adjusted EBITDA (1) in the last 5 years.
Financial Summary (in thousands, except ‘per share’ amounts)

	Three Months Ended March 31,
	2025	2024	% Change

Total Revenues	$55,362	$40,374	37%
Gross Profit	$12,449	$8,821	41%
Net Income	$5,380	$1,562	244%
Diluted Income (Loss) Per Share	$0.17	$0.05	240%
Adjusted EBITDA (1)	$7,780	$4,026	93%
Highlights
•In April 2025, we acquired 30 real-time gas monitoring and dual fuel optimization assets for mobile power generation (22 in-service and 8 under construction, expected by year-end) and related Intellectual Property and executed a $160 million multi-year contract.
•First quarter 2025 results represented the fifth consecutive quarter of growth in revenue, gross profit, net income and adjusted EBITDA(1).
•Total revenue rose 37% vs. first quarter 2024, as a result of an 88% increase in external chemistry revenue and a 57% increase in Data Analytics revenue.
•Gross profit climbed 41% vs. first quarter 2024, with first quarter 2025 gross profit margin rising to 23%.
•Net income was $5.4 million and adjusted EBITDA(1) totaled $7.8 million, up 244% and 93%, respectively, vs. first quarter 2024.
2025 Outlook
In 2024, our total revenue was $187.0 million, our net income was $10.5 million and our adjusted EBITDA(1) was $20.3 million. As a result of our continued growth during the first quarter of 2025 and the impact of our recently announced acquisition of mobile power generation assets and subsequent long-term lease, Flotek expects increased revenues and profitability in 2025, as compared to 2024, and initiates the following 2025 guidance metrics:
•Total Revenue between $200 million and $220 million
•Adjusted EBITDA(2) between $34 million and $39 million
The mid-points of the ranges above represent increases of 12% and 80%, as compared to the respective metrics in 2024.

Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “The first quarter of 2025 marks another significant step in the execution of our corporate strategy towards the convergence of innovative Data and Chemistry solutions that deliver unprecedented value to our customers and external stakeholders. We have now grown revenue, net income and adjusted EBITDA in five consecutive quarters. Combining these outstanding results with our recently announced transformative expansion into enhanced real-time data monitoring and gas conditioning in the mobile power generation sector, positions Flotek to deliver an exceptionally strong 2025 and beyond for its shareholders.
Looking ahead, Flotek will continue to advance technologies that empower our customers' assets to maximize returns, reduce costs, automate processes, and utilize data in ways previously unimaginable. Our relentless pursuit to leverage chemistry as the common value creation platform will position Flotek as a leader in differentiated technologies and foster our future growth.”
First Quarter 2025 Financial Results
•Revenue: Flotek reported total revenues of $55.4 million for the first quarter of 2025, an increase of $15 million, or 37%, compared to total revenues of $40.4 million for the first quarter of 2024. First quarter 2025 revenue includes $7.5 million related to the minimum purchase requirements (the “Minimum Purchase Requirements”) under the Company’s long-term supply agreement with ProFrac Services, LLC.
Segment Revenue Summary (in thousands)

	Three Months Ended March 31,
	2025	2024	% Change

Chemistry Technologies:
External Revenues	$22,009	$11,685	88%
Related Party Revenues	30,729	27,014	14%
Total	$52,738	$38,699	36%

Data Analytics:
Product Revenues	$1,662	$933	78%
Service Revenues	962	742	30%
Total	$2,624	$1,675	57%
•Gross Profit: The Company generated gross profit of $12.4 million during the first quarter of 2025 compared to $8.8 million during the first quarter of 2024. The improvement in first quarter 2025 gross profit was primarily the result of a 36% increase in Chemistry Technologies revenue and a 57% increase in Data Analytics revenue, as compared to the first quarter of 2024. The improvement in gross profit was achieved despite a 14% decline in revenue attributable to the Minimum Purchase Requirements as compared to the first quarter of 2024.
•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $6.3 million for the first quarter of 2025, or 11% as a percentage of revenues, compared to $6.1 million during the first quarter of 2024, or 15 % as a percentage of revenues.

•Net Income and EPS: Flotek reported net income of $5.4 million, or $0.17 per diluted share, for the first quarter of 2025. This compares to net income of $1.6 million, or $0.05 per diluted share, for the first quarter of 2024.
•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA was $7.8 million in the first quarter of 2025 as compared to $4.0 million in the first quarter of 2024. This marks the 10th consecutive quarter of adjusted EBITDA improvement.
(1)See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information about this measure, including reconciliations to the most comparable GAAP measures.
(2)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information about this measure. We are unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, certain stock-based compensation costs and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.
Conference Call Details
The Company plans to host its earnings conference call on Wednesday, May 7, 2025, at 9:00 a.m. CDT (10:00 a.m. EDT).
Participants may access the call through Flotek’s website at www.flotekind.com under “News and Events” within the Investor Relations section, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the audience view of the webcast at https://app.webinar.net/KGZnYV43MXw approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$6,253	$4,404
Restricted cash	102	102
Accounts receivable, net of allowance for credit losses of $460 and $447 at March 31, 2025 and December 31, 2024, respectively	19,809	17,386
Accounts receivable, related party, net of allowance for credit losses of $0 at each of March 31, 2025 and December 31, 2024, respectively	48,246	52,370
Inventories, net	13,691	13,303
Other current assets	3,464	2,952
Current contract asset	5,782	5,939
Total current assets	97,347	96,456
Long-term contract asset	61,781	63,105
Property and equipment, net	6,426	6,178
Operating lease right-of-use assets	3,008	3,326
Deferred tax assets, net	38	51
Other long-term assets	1,637	1,680
TOTAL ASSETS	$170,237	$170,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,967	$38,073
Accrued liabilities	3,975	5,912
Income taxes payable	130	48
Current portion of operating lease liabilities	1,316	1,486
Asset-based loan	—	4,789
Current portion of long-term debt	15	60
Total current liabilities	44,403	50,368
Deferred revenue, long-term	14	14
Long-term operating lease liabilities	6,116	6,514
TOTAL LIABILITIES	50,533	56,896
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 30,940,761 shares issued and 29,826,816 shares outstanding at March 31, 2025; 30,938,073 shares issued and 29,826,508 shares outstanding at December 31, 2024	3	3
Additional paid-in capital	465,112	464,620
Accumulated other comprehensive income	206	251
Accumulated deficit	(310,928)	(316,308)
Treasury stock, at cost; 1,113,945 and 1,111,565 shares at March 31, 2025 and December 31, 2024, respectively	(34,689)	(34,666)
Total stockholders’ equity	119,704	113,900
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$170,237	$170,796

FLOTEK INDUSTRIES, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
Revenue from external customers	$24,423	$13,180
Revenue from related party	30,939	27,194
Total revenues	55,362	40,374
Cost of goods sold	42,913	31,553
Gross profit	12,449	8,821
Operating costs and expenses:
Selling, general, and administrative	6,282	6,087
Depreciation	252	220
Research and development	355	406
Gain on sale of property and equipment	(7)	—
Total operating costs and expenses	6,882	6,713
Income from operations	5,567	2,108
Other income (expense):
Interest expense	(229)	(278)
Other income (expense), net	106	(26)
Total other expense	(123)	(304)
Income before income taxes	5,444	1,804
Income tax expense	(64)	(242)
Net income	$5,380	$1,562

Income per common share:
Basic	$0.18	$0.05
Diluted	$0.17	$0.05

Weighted average common shares:
Weighted average common shares used in computing basic income per common share	29,683	29,431
Weighted average common shares used in computing diluted income per common share	31,752	30,316

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$5,380	$1,562
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	(125)	(26)
Amortization of contract asset	1,482	1,267
Depreciation	252	220
Amortization of asset-based loan origination costs	71	85
Provision for credit losses, net of recoveries	66	32
Provision for excess and obsolete inventory	64	285
Gain on sale of property and equipment	(7)	—
Non-cash lease expense	318	694
Stock compensation expense	461	311
Deferred income tax expense	14	209
Changes in current assets and liabilities:
Accounts receivable	(2,489)	2,937
Accounts receivable, related party	4,124	(4,086)
Inventories	(354)	(1,318)
Other assets	(540)	856
Accounts payable	893	4,246
Accrued liabilities	(1,811)	(2,499)
Operating lease liabilities	(568)	(921)
Income taxes payable	82	33
Net cash provided by operating activities	7,313	3,887
Cash flows from investing activities:
Capital expenditures	(598)	(152)
Proceeds from sale of assets	7	—
Net cash used in investing activities	(591)	(152)
Cash flows from financing activities:
Payments on long term debt	(45)	(45)
Proceeds from asset-based loan	53,345	38,800
Payments on asset-based loan	(58,136)	(43,181)
Payments to tax authorities for shares withheld from employees	(23)	(9)
Proceeds from issuance of stock under Employee Stock Purchase Plan	31	33
Payments for finance leases	—	(9)
Net cash used in financing activities	(4,828)	(4,411)
Effect of changes in exchange rates on cash and cash equivalents	(45)	42
Net change in cash and cash equivalents and restricted cash	1,849	(634)
Cash and cash equivalents at the beginning of period	4,404	5,851
Restricted cash at the beginning of period	102	102
Cash and cash equivalents and restricted cash at beginning of period	4,506	5,953
Cash and cash equivalents at end of period	6,253	5,219
Restricted cash at the end of period	102	100
Cash and cash equivalents and restricted cash at end of period	$6,355	$5,319

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024

Gross profit	$12,449	$8,821	$39,386
Stock compensation expense	21	4	24
Severance and retirement	38	9	11
Contingent liability revaluation	(125)	(26)	71
Amortization of contract asset	1,482	1,267	5,612
Adjusted Gross profit (Non-GAAP) (1)	$13,865	$10,075	$45,104

Net income	$5,380	$1,562	$10,498
Interest expense	229	278	1,095
Income tax expense	64	242	649
Depreciation and amortization	252	220	891
EBITDA (Non-GAAP) (1)	$5,925	$2,302	$13,133
Stock compensation expense	461	311	1,366
Severance and retirement	44	12	39
Contingent liability revaluation	(125)	(26)	71
Gain on disposal of asset	(7)	—	(124)
Amortization of contract asset	1,482	1,267	5,612
Non-Recurring professional fees	—	160	230
Adjusted EBITDA (Non-GAAP) (1)	$7,780	$4,026	$20,327
(1)Management believes that adjusted gross profit, EBITDA and adjusted EBITDA for the three months ended March 31, 2025 and 2024, and for the twelve months ended December 31,2024 are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the income and expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-cash or non-recurring items.